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                                                                      EXHIBIT 11


                   HEALTHCARE.COM CORPORATION AND SUBSIDIARIES
              STATEMENT OF COMPUTATION OF PER SHARE EARNINGS (LOSS)


                                                                                             Years ended December 31,
                                                                                    -----------------------------------------
                                                                                       2000            1999           1998
                                                                                    ----------      ----------      ---------
                                                                                    (In thousands, except for per share data)
Net earnings (loss) attributable to common shareholders                               $  2,808       $ (8,504)      $ 1,498
                                                                                      ========       ========       =======

Weighted average number of common shares outstanding                                    27,280         25,347        24,031
                                                                                      ========       ========       =======

Basic net earnings (loss) per common share                                            $   0.10       $  (0.34)      $  0.06
                                                                                      ========       ========       =======

Shares used in diluted net earnings (loss) per share calculation:
   Weighted average number of common shares outstanding                                 27,280         25,347        24,031
   Additional shares assumed outstanding from dilutive stock
     options used in diluted earnings (loss) per share
     calculation                                                                           839             --  *        836
                                                                                      --------       --------       -------
                                                                                        28,119         25,347        24,867
Diluted net earnings (loss) per common share
                                                                                      $   0.10       $  (0.34)      $  0.06
                                                                                      ========       ========       =======

* Since stock options are antidilutive to the loss per common share calculation, stock options are not considered in such loss per share calculation in 1999.